Exhibit 4.3

PROMISSORY NOTE

$___________	[City, State]

[Date]

FOR VALUE RECEIVED, the undersigned promises to pay to [________] (the “Lender”), the principal sum of [___________], together with interest on the balance outstanding at the rate of [__] percent ([__]%) per annum on the balance from time to time remaining unpaid; interest under the note shall be paid annually. This Promissory Note (the “Note”) will be secured by all assets of the Borrower; at the request of the Lender, Borrower will execute a security agreement and other documents as Lender may request to perfect Lender’s security interest in the assets of Borrower. All sums due under this Note shall become payable on [_________] (the “Maturity Date”). The said principal and interest shall be paid in lawful money of the United States of America at such place as the holder may hereafter direct in writing, said principal sum and accrued interest to be paid in the following manner:

The maker hereof reserves the right to prepay the said principal sum, together with all accrued interest to the day of prepayment, in whole or in part from time to time, and at any time, prior to maturity, without the payment of any premium or penalty whatsoever.

This Note may be amended, or any term thereof waived, upon the written consent of the Borrower and the Lender.

If the Borrower issues equity securities (“Equity Securities”) in a transaction or series of related transactions resulting in aggregate gross proceeds to the Borrower of at least $10,000,000 (a "Qualified Financing"), then this Note, and any accrued but unpaid interest thereon, shall be due and payable upon the Qualified Financing.

If a Qualified Financing has not occurred and the Borrower experiences a Change of Control (as defined in the Warrant to Purchase Shares of Common Stock) prior to the Maturity Date, then notwithstanding any provision of the Note to the contrary within five business days of the Change of Control, the Borrower shall pay all the principal sum together with all accrued interest.

Each party will bear its own fees and expenses incurred in the transactions contemplated by this Note.

Each person liable hereon, whether borrower, endorser or guarantor, hereby waives presentment, protest, notice, notice of protest and notice of dishonor, and agrees to pay all costs, including reasonable attorney's fees, whether suit be brought or not, including fees incident to an appeal, if, after maturity of this Note or default hereunder, counsel shall be employed to collect this Note.

The parties hereto intend and believe that each provision in this Note complies with all applicable local, state and federal laws and judicial decisions. However, if any provision, provisions or portions of any provision of this Note or any collateral document referred to herein is found by a court of competent jurisdiction to be in violation of any such applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court were to declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto, their successors and assigns, that such portion, provision or provisions shall be given force and effect to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Note shall be construed as if such legal, invalid, unlawful, void or unenforceable portion, provision or provisions were severable and not contained herein, and that the rights, obligations and interests of the parties hereto under the remainder of this Note shall continue in full force and effect.

This Note shall be construed in accordance with the laws of the State of [__].

THE BORROWER HEREBY, AND THE LENDER BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE AND ALL LOAN DOCUMENTS AND OTHER AGREEMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY, WHETHER IN CONNECTION WITH THE MAKING OF THE LOAN, COLLECTION OF THE LOAN OR OTHERWISE, THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER MAKING THE LOAN EVIDENCED BY THIS NOTE.

[Signature appears on following page]

SEQLL, INC.
a Delaware corporation

By:
Daniel Jones
Chief Executive Officer

Signature Page to Promissory Note

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